Exhibit 99.1
Sun New Media Announces Filing Delay
Withdrawals Annual Financial Guidance
New York, November 13, 2006 (PR NEWSWIRE) — Sun New Media Inc. (OTC Bulletin Board: SNMD), a Chinese Internet based marketing, information and transactional services company linking businesses with businesses, today announced that it will delay filing its Form 10-Q for the second quarter of fiscal 2007. The Company is currently working with its auditor, Grant Thornton Hong Kong, to restate consolidated financial statements for the periods and quarters ended June 30 and March 31, 2006 and December 31, 2005. The Company requires additional time to file its Form 10-Q in order to complete the restatement and the preparation of its financial statements.
More specifically, Sun New Media expects to recognize changes to historical financial statements relating to the following:
•	Accounting for business combinations, where historically the Company recorded the cost of the transactions using the fair market value of the acquired assets and now will restate financial statements to reflect use of the quoted stock market price in accordance with the purchase price method under Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations. Substantially all of the Company’s acquisitions have been paid using consideration in the form of the Company’s stock. In addition, under SFAS No. 141, the company will be reviewing whether such acquisitions were accounted for in the proper period.

•	Expensing of stock based compensation, where historically the Company recorded expenses for stock based compensation that had been anticipated to be granted in a future period, but not yet granted. The Company will reverse this accrual.

•	The Company will need to adjust the allocation of the interest expense associated with the beneficial conversion feature and the attached warrants of the Company’s convertible debt.
The Company is unable at this point to determine the range of the potential financial statement adjustments. As a result, management and the Audit Committee have concluded that the Company’s previously issued financial statements should no longer be relied upon. The Company intends to become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended, as soon as practicable following the completion of the review of the issues that have been raised and the finalization of any required restated financial statements.
Additionally, the Company announced today that its preliminary financial results for the second quarter of fiscal 2007 are below management’s expectations, due to operational difficulties in the beverage distribution business. The Company is taking steps to address these issues and is also in the process of potentially reducing the Company’s total outstanding share count. The Company will discuss details of this plan on its second quarter 2007 conference call, which will take place upon the completion of the above restatements. Please note that the Company no longer expects to achieve previously provided financial guidance of $44-$53 million in revenue and $30-$36 million in net profit for the fiscal year 2007.
About Sun New Media Inc.
Sun New Media is a leading Chinese multi-media powered marketing and channel management company. Sun New Media builds e-enabled distribution systems, transaction platforms and business communities in fast growing Chinese vertical markets, connecting buyers and sellers with a suite of turnkey digital media, e-commerce, and information management solutions. Companies leverage Sun New Media’s web-based business media communities to access vital industrial intelligence and forge trading relationships with suppliers and buyers that promote cost efficiencies and increased distribution reach. Learn more at www.sunnewmedia.net.
This press release includes statements that may constitute “forward-looking” statements, usually containing the word “believe,” “estimate,” “project,” “expect,” “plan,” “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Sun New Media’s product and services in the marketplace, competitive factors and changes in regulatory environments. These and other risks relating to Sun New Media’s business are set forth in Sun New Media’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on June 30, 2006, and other reports filed from time to time with the Securities and Exchange Commission. By making these forward-looking statements, Sun New Media disclaims any obligation to update these statements for revisions or changes after the date of this release.
CONTACT
Ashley M. Ammon of Integrated Corporate Relations, Inc.
203-682-8200 (Investor Relations)